Exhibit 99.1

Discovery and AT&T Close WarnerMedia Transaction

Combination of Discovery and WarnerMedia Creates Warner Bros. Discovery, Global Leader in Entertainment and Streaming

Warner Bros. Discovery to Begin Trading on the Nasdaq as “WBD” on Monday, April 11

NEW YORK and DALLAS, April 8, 2022 — Today Discovery, Inc. and AT&T Inc.* (NYSE:T) announced that they have closed their transaction to combine the WarnerMedia business with Discovery. The combination creates a premier standalone global media and entertainment company, Warner Bros. Discovery, Inc., which will begin trading on the Nasdaq with the start of trading on Monday, April 11, under the new ticker symbol “WBD.”

Warner Bros. Discovery will create and distribute the world’s most differentiated and complete portfolio of content, brands and franchises across television, film and streaming. The new company combines WarnerMedia’s premium entertainment, sports and news assets with Discovery’s leading non-fiction and international entertainment and sports businesses, including Discovery Channel, discovery+, Warner Bros. Entertainment, CNN, CNN+, DC, Eurosport, HBO, HBO Max, HGTV, Food Network, Investigation Discovery, TLC, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies and others.

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“Today’s announcement marks an exciting milestone not just for Warner Bros. Discovery but for our shareholders, our distributors, our advertisers, our creative partners and, most importantly, consumers globally,” said David Zaslav, Warner Bros. Discovery chief executive officer. “With our collective assets and diversified business model, Warner Bros. Discovery offers the most differentiated and complete portfolio of content across film, television and streaming. We are confident that we can bring more choice to consumers around the globe while fostering creativity and creating value for shareholders. I can’t wait for both teams to come together to make Warner Bros. Discovery the best place for impactful storytelling.”

“We are at the dawn of a new age of connectivity, and today marks the beginning of a new era for AT&T,” said John Stankey, AT&T chief executive officer. “With the close of this transaction, we expect to invest at record levels in our growth areas of 5G and fiber, where we have strong momentum, while we work to become America’s best broadband company. At the same time, we’ll sharpen our focus on returns to shareholders. We expect to invest for growth, strengthen our balance sheet and reduce our debt, all while continuing to pay an attractive dividend that puts us among the top dividend paying stocks in America.

“In WarnerMedia, Discovery inherits a talented and innovative team and a dynamic growing and global company that is well positioned to lead the transformation that’s taking place across media and entertainment, direct-to-consumer distribution and technology. The combination of the two companies will strengthen WarnerMedia’s established and leading position in media and streaming. And our shareholders will now have a significant stake in Warner Bros. Discovery and its future successes. We look forward to seeing what the WBD team accomplishes with these industry-leading assets.”

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Under terms of the agreement, which was structured as a Reverse Morris Trust transaction, at close AT&T received $40.4 billion in cash and WarnerMedia’s retention of certain debt. Additionally, shareholders of AT&T received 0.241917 shares of WBD for each share of AT&T common stock they held at close. As a result, AT&T shareholders received 1.7 billion shares of WBD, representing 71% of WBD shares on a fully diluted basis. Discovery’s existing shareholders own the remainder of the new company. In addition to their new shares of WBD common stock, AT&T shareholders continue to hold the same number of shares of AT&T common stock they held immediately prior to close.

About DISCOVERY

Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in 220 countries and territories and nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as discovery+, Food Network Kitchen and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, Science Channel, and the multi-platform JV with Chip and Joanna Gaines,

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Magnolia Network, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. For more information, please visit corporate.discovery.com and follow @DiscoveryIncTV across social platforms.

About Warner Bros. Discovery

Warner Bros. Discovery (NASDAQ: WBD) is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of content and brands across television, film and streaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, discovery+, CNN, CNN+, DC, Eurosport, HBO, HBO Max, HGTV, Food Network, Investigation Discovery, TLC, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Pictures, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies and others. For more information, please visit www.wbd.com.

*About AT&T

We help more than 100 million U.S. families, friends and neighbors connect in meaningful ways every day. From the first phone call 140+ years ago to our 5G wireless and multi-gig internet offerings today, we @ATT innovate to improve lives. For more information about AT&T Inc. (NYSE:T), please visit us at about.att.com. Investors can learn more at investors.att.com.

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AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc. Additional information is available at about.att.com. © 2022 AT&T Intellectual Property. All rights reserved. AT&T, the Globe logo and other marks are trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

Statement Concerning Forward-Looking Statements

Information set forth in this communication, including any financial estimates and statements as to the expected timing, completion and effects of the transaction between AT&T, Magallanes, Inc. (“Spinco”), and Discovery constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the transaction, including future financial and operating results, the combined Spinco and Discovery company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T and Discovery and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: risks that the anticipated tax treatment of the transaction is not obtained; risks related to litigation brought in connection with the transaction; the risk that the integration of Discovery and Spinco being more difficult, time consuming or costly than expected; risks related to financial community and rating agency perceptions of each of AT&T and Discovery and its business, operations, financial condition and the industry in which it operates; risks related to disruption of management time from ongoing business operations due to the merger; failure to realize the benefits expected from the merger; effects of the announcement, pendency or completion of the merger on the ability of AT&T, Spinco or Discovery to retain customers and retain and hire

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key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the companies or the transaction. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with the foregoing factors.

These risks, as well as other risks associated with the transaction, are more fully discussed in the proxy statement/prospectus included in the registration statement on Form S-4 filed by Discovery with the SEC in connection with the transaction, the registration statement on Form 10 filed by Spinco with the SEC in connection with the transaction and the information statement made available to AT&T’s shareholders in connection with the transaction. Discussions of additional risks and uncertainties are contained in AT&T’s and Discovery’s filings with the Securities and Exchange Commission. Neither AT&T nor Discovery is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

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